Exhibit 10.7

PROMISSORY NOTE

$300,000	Covington, KY 29 May 2012

FOR VALUE RECEIVED, Symmetry Group LLC (the "Borrower") promises to pay to Valley Forge Composite Technologies, Inc. (the "Lender") in lawful money of the United States of America at 50 East River Center Blvd., suite 208, Covington, KY or such other place as Lender may hereafter designate in writing, the principal sum of THREE HUNDRED THOUSAND Dollars ($300,000) together with interest on the principal balance hereof from time to time existing at the following per annum rate, to-wit:

Zero Percent (0%)

Principal and interest hereunder shall, be payable in the following manner:

Payment in full on or before 29 May 2013

Borrower shall have the right to prepay this Note in full or in part at any time.

Time is of the essence hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Promissory Note shall be governed by the internal laws of the Commonwealth of Kentucky, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Kentucky or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Kentucky. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Kenton, Kentucky, for the adjudication of any dispute hereunder and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Borrower hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Borrower: Symmetry Group, LLC by:

/s/ Sarah Anthony
Sarah Anthony; Registered Agent/Manager